UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

VIKING INVESTMENTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Pinxinguan Road, Suite 906
Shanghai, China 200070
(Address of principal executive offices, including zip code)

+86 (21) 6034 0015
(Registrant’s telephone number, including area code)

________________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2014, Mr. Tejesh Srivastav and Mr. Weiwei Zhang resigned as members of the Board of Directors of Viking Investments Group, Inc. (the “Company”). Also on February 28, 2014, Mr. Michael Heilman was appointed to the Company’s Board of Directors.

Mr. Heilman, age 66, brings to the Company a wide range of executive, management, and hands-on experience in corporate America, having worked with both private and public companies. Mr. Heilman is the President of Data Protection, Inc., a business consulting company that he founded in 1996. Mr. Heilman has experience, knowledge, and understanding of all phases of business including sales, marketing, finance, technology and personnel. Since 2003, Data Protection has provided consulting services to mainly startup private companies in health care, media entertainment, financial services, LED lighting, document management, mining, investment immigration, and, most recently, heavy oil extraction. On the public side, Mr. Heilman's experience includes acquisitions and sales of operating companies, restructuring company equity positions, establishing shareholder and investor relations, and implementing accounting controls to support audit requirements, all of which qualify him to serve as a member of the Company's Board of Directors. Mr. Heilman also serves as the CEO and Director of Revelation MIS, Inc., a publicly traded company.

Mr. Heilman graduated with a Bachelor of Science degree in Business Administration from Loyola University in Maryland.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING INVESTMENTS GROUP, INC.

Date: March 6, 2014	By:	/s/ Tom Simeo
Tom Simeo
CEO, Chairman

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